Exhibit 3.227

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

FILED # LLC 1630-04
JAN 2 9 2004

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS 86)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

C2865

1. **Name of Limited-Liability Company:**	HHLV Management Company, LLC
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street, Carson City, NEVADA 89706 Physical Street Address, City, Zip Code Additional Mailing Address, City, State, Zip Code
3. **Dissolution Date:** (OPTIONAL—see instructions)	Latest date upon which the company is to dissolve (if existence is not perpetual): Perpetual
4. **Management:** (check one)	Company shall be managed by ______ Manager(s) OR ✔ Members
5. **Names Addresses, of Manager(s) or Members:** (attach additional pages as necessary)	Harrah's Operating Company, Inc. Name One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code Name Address, City, State, Zip Code Name Address, City, State, Zip Code
6. **Names, Addresses and Signatures of Organizers:** (if more than one organizer, please attach additional page)	Angela P. Winter — Signature: Angela P. Winter Name, Signature One Harrah's Court, Las Vegas, NV 89119 Address, City, State, Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named limited-liability company. CSC Services of Nevada, Inc. By: [signature] 1-29-04 Authorized Signature of R.A. or On Behalf of R.A. Company, Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form LLC Arts 2003
Revised on: 12/04/03

1/30/2004 8:20:35 AM C20040130-0045

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Amendment to Articles of Organization
(PURSUANT TO NRS 86.221)

Important: Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company (Pursuant to NRS 86.221)

1. Name of limited-liability company:

HHLV Management Company, LLC

2. The company is managed by (check one): ☐ managers or ☒ members

3. The articles have been amended as follows (provide articles numbers, if available):*

The following Article shall be added to the Articles of Organization.

GAMING REQUIREMENTS

1. Purpose. The character and general nature of the business to be conducted by the Company is to operate, manage and conduct gaming in gaming facilities within Las Vegas, Nevada. The Company may also engage in any other lawful act or activity for which limited liability companies may be formed under the laws of the State of Nevada.

[Continued on Exhibit A attached]

4. Signature (must be signed by at least one manager or by a managing member).

Signature
Scott E. Wiegand, Vice President and Secretary of Harrah's Operating Company, Inc., Mem

* 1) if amending company name, it must contain the words "Limited-Liability Company," "Limited Company," or "Limited" or the abbreviations "Ltd.," "L.L.C.," or "L.C.," "LLC" or "LC." The word "Company" may be abbreviated as "Co."
2) If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 86.221 Amend 2003
Revised on: 10/30/03

EXHIBIT A

2.	Transfer of Interest in the Company. Notwithstanding anything to the contrary expressed or implied in the Articles of Organization of the Company, the sale, assignment, transfer, pledge or other disposition of any interest in the Company is ineffective unless approved in advance by the Nevada Gaming Commission (the “Commission”). If at any time the Commission finds that a member which owns any such interest is unsuitable to hold that interest, the Commission shall immediately notify the Company of that fact The Company shall, within ten (10) days from the date that it receives the notice from the Commission, return to the unsuitable member the amount of his or her capital account as reflected on the books of the Company. Beginning on the date when the Commission serves notice of a determination of unsuitability, pursuant to the preceding sentence, upon the Company, it is unlawful for the unsuitable member: (a) to receive any share of the distribution of profits or cash or any other property of, or payments upon dissolution of, the Company, other than a return of capital as required above; (b) to exercise directly or through a trustee or nominee, any voting right conferred by such interest; (c) to participate in the management of the business and affairs of the Company, or (d) to receive any remuneration in any form from the Company, for services rendered or otherwise.

3.	Determination of Unsuitability. Any member that is found unsuitable by the Commission shall return all evidence of any ownership in the Company to the Company. At that time the Company shall, within ten (10) days from the date that the Company receives notice from the Commission, return to the member in cash or cash equivalents, the amount of his or her capital account as reflected on the books of the Company, and the unsuitable member shall no longer have any direct or indirect interest in the Company.

4.	Redemption of Interest. Notwithstanding the foregoing, to the extent permitted by applicable law of a member has been found by the Commission to be unsuitable, the Company shall have the right to redeem such member’s interest in the Company as provided in the Company’s operating agreement.